As filed with the Securities and Exchange Commission on January 23, 1997

                                                      Registration No. 333-14999

--------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                        POST-EFFECTIVE AMENDMENT NO. 1
                                      TO
                                   FORM S-8
                            REGISTRATION STATEMENT
                                    Under
                          The Securities Act of 1933
                              __________________

                        ST. JOSEPH CAPITAL CORPORATION
            (Exact name of Registrant as specified in its charter)

        DELAWARE                                               35-1977746
(State or other jurisdiction of                               (I.R.S. Employer
incorporation or organization)                               Identification No.)

                              __________________

                          4101 EDISON LAKES PARKWAY
                           MISHAWAKA, INDIANA 46545
                   (Address of principal executive offices)
                              __________________

                           ST. JOSEPH CAPITAL BANK
                                 401(K) PLAN
                           (Full title of the plan)
                              __________________

                              JOHN W. ROSENTHAL
                    PRESIDENT AND CHIEF EXECUTIVE OFFICER
                        ST. JOSEPH CAPITAL CORPORATION
                          4101 EDISON LAKES PARKWAY
                           MISHAWAKA, INDIANA 46545
                   (Name and address of agent for service)

                                (219) 273-9700
        (Telephone number, including area code, of agent for service)

                               With copies to:

                            RICHARD A. SIRUS, ESQ.
                   BARACK, FERRAZZANO, KIRSCHBAUM & PERLMAN
                      333 WEST WACKER DRIVE, SUITE 2700
                           CHICAGO, ILLINOIS  60606
                                (312) 984-3100

        The Registrant has previously filed this Form S-8 Registration Statement to register 15,000 shares of its Common Stock, par value $.01 per share ("Common Stock"), for sale under the St. Joseph Capital Bank 401(k) Plan (the "Plan"). This Post-Effective Amendment is being filed to deregister the 14,674 shares of Common Stock not sold under the Plan as of the date of this Amendment. No additional shares of Common Stock will be sold pursuant to this Registration Statement.










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


                                  SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mishawaka, State of Indiana, on January 20, 1997.



                                ST. JOSEPH CAPITAL CORPORATION


                                By:     /s/ John W. Rosenthal
                                        ---------------------------------------
                                        John W. Rosenthal, Chairman of the
                                        Board, President and Chief Executive
                                        Officer



                                By:     /s/ Edward R. Pooley
                                        ---------------------------------------
                                        Edward R. Pooley, Principal Financial
                                        Officer and Accounting Officer


        Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 has been signed by each of the following persons in the capacities on January 20, 1997.


SIGNATURE                                          TITLE
---------                                          -----


 /s/ John W. Rosenthal                             Chairman of the Board, President and Chief Executive Officer
------------------------------------
 John W. Rosenthal


 /s/ Edward R. Pooley                              Principal Financial Officer and Accounting Officer
------------------------------------
 Edward R. Pooley


                                                   Director
------------------------------------
 Arthur J. Decio


                                                   Director
------------------------------------
 David A. Eckrich


 /s/ Jerry Hammes                  *               Director
------------------------------------
 Jerry Hammes


                                                   Director
------------------------------------
 V. Robert Hepler

                                                   Director
------------------------------------
 Helen L. Krizman





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 SIGNATURE                                        TITLE
 ---------                                        -----


 /s/ Scott C. Malpas         *                    Director
 ----------------------------------------
 Scott C. Malpass

 /s/ Jack Matthys            *                    Director
 ----------------------------------------
 Jack Matthys


 /s/ Arthur H. McElwee       *                    Director
 ----------------------------------------
 Arthur H. McElwee


 /s/ Richard A. Rosenthal    *                    Director
 ----------------------------------------
 Richard A. Rosenthal

                                                  Director
 ----------------------------------------
 Robert A. Sullivan



___________________________________________________

* Signed by John W. Rosenthal, Attorney-in-Fact, pursuant to Power of Attorney filed with this Registration Statement (333-14999).

                                  SIGNATURES

The Plan.     Pursuant to the requirements of the Securities Act of 1933, the
Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mishawaka, State of Indiana, on January 17, 1997.


                                           ST. JOSEPH CAPITAL BANK 401(K) PLAN


                                           BY:  INDIANA TRUST AND INVESTMENT
                                           MANAGEMENT COMPANY, AS TRUSTEE


                                           /s/ David Hosinski
                                           ------------------------------------

                                           By:     David Hosinski
                                                   ----------------------------

                                           Its:    President
                                                   ----------------------------





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